LICENSED ETF ORDER FORM

Each of the Services provided under this Order Form by Licensor to Licensee are provided under a Services Contract under the One Contract Framework Terms Sections 1, 2 and 4 and is entered into between:

(1)    FTSE FIXED INCOME LLC a Delaware limited liability company, with offices at 28 Liberty Street, 58th Floor, New York, NY 10005 USA (the "Licensor"); and

(2)    CORGI STRATEGIES LLC a company incorporated or established in Delaware whose registered address is at 8 The Green STE B, Kent, Dover, 19901, Delaware United States (the "Licensee").

Services Start Date	[***]
Initial Subscription Period	[***]

Table 1 - Services:

Licensed ETF	Marks	Index	Launch Deadline	Exchange and/or Territory (where applicable)	Charges	Additional terms
Corgi 0-3 month T-Bill ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US Treasury Bill 0-3 Months Index a "Custom Index" as further described in Schedule 4 of this Order Form	[***]	USA with no rights of cross-listing outside	[***]	[***]
Corgi 3-12 month T-Bill ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US Treasury Bill 3-12 Month Index a "Custom Index" as further described in Schedule 2 of this Order Form			[***]
Corgi 1-3 Year Treasury Bond ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US Treasury Index 1-3 Year			[***]
Corgi 3-7 Year Treasury Bond ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US Treasury 3-7 Years Index a "Custom Index" as further described in Schedule 1 of this Order Form			[***]
Corgi 1-5 Year Investment Grade Corporate Bond ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US Broad Investment-Grade Corporate Bond Index 1-5 year			[***]
Corgi 0-5 Year High Yield Corporate Bond ETF	FTSE® and all other registered and unregistered Marks owned or licensed by Licensor (including without limitation those Marks licensed by Licensor from a Group Company or an Index Partner) to the extent that such Marks are incorporated in the name of an Index.	FTSE US High-Yield Market 0-5 Years 2% Capped Index a "Custom Index" as further described in Schedule 3 of this Order Form			[***]

Table 2 - Data Details:

Specify Data (Index/Ratings/ICB)	Direct/via Delivery Agent	Frequency	Service start date	Initial subscription period	Sites (insert address)	No. of Authorised Users	Charges	Other Provisions (where applicable)
FTSE Fixed Income | FTSE Fixed Income Americas Index Series | Cons/Sector/Vals 1- 10	Direct and via Delivery Agent	Daily	15 May 2026	12 months	130 E Randolph St., Chicago, Illinois, 60601, United States (the "Chicago Site")	Up to 10	[***]	1. The Data may only be used in support of the Licensed ETF(s) under this Order Form (the "ETF Licence") to the extent necessary pursuant to clause 2.1 of the One Contract Framework Terms Section 4. The use of the Data for any other purpose or use is prohibited.

2. Notwithstanding anything to the contrary in this Services Contract, the licence to use this Data will terminate concurrently with the termination or expiry of the ETF Licence.
					8 The Green STE B, Kent, Dover, Delaware, 19901, United States (the "Dover Site")	Up to 10	[***]
FTSE US Treasury 3-7 Years Index, a "Custom Index" designed for Licensee, with CI Number FI126032502, as further described in the Custom Index Design Form attached at Schedule 1.					The Chicago Site	Up to 10	[***]
					The Dover Site	Up to 10	[***]
FTSE US Treasury Bill 3- 12 Months Index, a "Custom Index" designed for Licensee, with CI Number FI126032501, as further described in the Custom Index Design Form attached at Schedule 2.					The Chicago Site	Up to 10	[***]
					The Dover Site	Up to 10	[***]
FTSE US High- Yield Market 0-5 Years 2% Capped Index, a "Custom Index" designed for Licensee, with CI Number FI126032701, as further described in the Custom Index Design Form attached at Schedule 3.					The Chicago Site	Up to 10	[***]
					The Dover Site	Up to 10	[***]
FTSE US Treasury Bill 0-3 Months Index, a "Custom Index" designed for Licensee, with CI Number FI126051101, as further described in the Custom Index Design Form attached at Schedule 4.					The Chicago Site	Up to 10	[***]
					The Dover Site	Up to 10	[***]

Affiliates

Affiliate	Services to which Affiliate rights apply
Not Applicable	Not Applicable

If the contact details for invoices are not the details of the Licensee, please:

1.   Insert here the name of the company to whom the invoices should be addressed: ________

2.   Attach a third party payment agreement authorising such company to make payment for the Licensee

Signed for and on behalf of FTSE FIXED INCOME LLC by: /s/ Neil Leston (signature) Neil Leston (print name) Head of Americas Index Sales (position) May 18, 2026 (date)	Signed for and on behalf of CORGI STRATEGIES LLC by: /s/ Emily Yuan (signature) Emily Yuan (print name) President (position) 5/14/2026 (date)